UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2020

BioSig Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

54 Wilton Road, 2nd Floor Westport, Connecticut	06880
(Address of principal executive offices)	(Zip Code)

(203) 409-5444

(Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	BSGM	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2020, BioSig Technologies, Inc. (the “Company”) appointed Jerome B. Zeldis, M.D., Ph.D. as Chief Medical Officer of the Company’s majority-owned subsidiary, ViralClear Pharmaceuticals, Inc. (“ViralClear”). Dr. Zeldis is a member of the Company’s board of directors. As compensation for his role as Chief Medical Officer of ViralClear, Dr. Zeldis will receive a semi-monthly base salary of $12,500 and will be eligible to receive an annual bonus of up to 50% of his base salary, prorated for any partial year. In addition, on July 14, 2020 (the “Date of Grant”), as further compensation for his role as Chief Medical Officer of ViralClear, Dr. Zeldis was awarded 50,000 restricted stock units (“RSUs”), which may be converted into the number of shares of common stock of the Company equal to the number of RSUs, pursuant to the BioSig Technologies, Inc. 2012 Equity Incentive Plan. The first 16,666 of the RSUs shall vest and become issuable on July 14, 2021, and the remaining 33,334 of the RSUs shall vest in substantially equal quarterly installments, with such portion to become issuable on the last day of each of the next seven calendar quarters, with the last remaining RSUs to vest and become issuable on the third anniversary of the Date of Grant, subject to the terms and conditions of the BioSig Technologies, Inc. 2012 Equity Incentive Plan and the terms and conditions of the Restricted Stock Unit Award Agreement entered into by and among the Company and Dr. Zeldis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: July 16, 2020	By:	/s/ Kenneth L. Londoner
Name: Kenneth L. Londoner
Title: Chairman and Chief Executive Officer